As filed with the Securities and Exchange Commission on August 26, 2004

Registration Statement No. 333-61912

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Delaware (State or other jurisdiction of incorporation or organization)	Conexant Systems, Inc.
(Exact name of registrant as specified in its charter)
100 Schulz Drive
Red Bank, New Jersey 07701
(732) 345-7500
 (Address, including zip code, and telephone number, including area code, of
registrant's principal executive offices)	25-1799439 (I.R.S. Employer Identification No.)

__________________________________

      DENNIS E. O’REILLY, Esq.
Senior Vice President,
Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California 92660-3095
(949) 483-4600
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
PETER R. Kolyer, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

        Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all shares of common stock that remain unsold under each of Registration Statements Nos. 333-30596, 333-38890, 333-42500, 333-48270, 333-61912, 333-67190 and 333-97285.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] __________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] _____________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

        This document shall serve as Post-Effective Amendment No. 1 to each of Registration Statements Nos. 333-30596, 333-38890, 333-42500, 333-48270, 333-61912, 333-67190 and 333-97285.

WITHDRAWAL OF SECURITIES FROM REGISTRATION

        Set forth below are Registration Statements on Form S-3 (collectively, the “Registration Statements”) filed by Conexant Systems, Inc., a Delaware corporation (“Conexant”), for purposes of registering the sale and/or resale of shares of Conexant’s common stock, par value $.01 per share (including the associated preferred share purchase rights), issued or issuable by Conexant in connection with the acquisitions set forth below (the “Shares”):

Filing Date	Registration Number	Acquisition

February 17, 2000	333-30596	Istari Design, Inc.
Oak Technology Ltd.
Microcosm Communications Limited

June 8, 2000	333-38890	Philsar Semiconductor Inc.

July 28, 2000	333-42500	HotRail, Inc.
Sierra Imaging, Inc.
Applied Telecom, Inc.

October 19, 2000	333-48270	Novanet Semiconductor Ltd.

May 30, 2001	333-61912	Microcosm Communications Limited

August 9, 2001 (amended	333-67190	Microcosm Communications Limited
September 28, 2001)		Applied Telecom, Inc.
HyperXS Communications, Inc.

July 29, 2002 (amended	333-97285	Certain assets of iCompression, Inc.
January 26, 2003)

           This Post-Effective Amendment to each of the Registration Statements is being filed to withdraw from registration under the Securities Act of 1933, as amended, all Shares that remain unsold under each of the Registration Statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Index to Exhibits.

24	Powers of Attorney authorizing certain persons to sign this post-effective amendment to each of the registration statements on behalf of certain directors and officers of Conexant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 26th day of August, 2004.

CONEXANT SYSTEMS, INC.

By /s/ DENNIS E. O'REILLY
(Dennis E. O'Reilly, Senior Vice President,
Chief Legal Officer and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to each of the Registration Statements has been signed on the 26th day of August, 2004 by the following persons in the capacities indicated:

Signature	Title

DWIGHT W. DECKER*	Chairman of the Board of Directors

ARMANDO GEDAY*	Chief Executive Officer
(principal executive officer) and Director

DONALD R. BEALL*	Director

STEVEN J. BILODEAU*	Director

RALPH J. CICERONE*	Director

DIPANJAN DEB*	Director

F. CRAIG FARRILL*	Director

BALAKRISHNAN S. IYER*	Director

JOHN W. MARREN*	Director

D. SCOTT MERCER*	Director

JERRE L. STEAD*	Director

GIUSEPPE P. ZOCCO*	Director

J. SCOTT BLOUIN*	Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

*By /s/ DENNIS E. O'REILLY (Dennis E. O'Reilly, Attorney-in-fact)**

** By authority of the powers of attorney filed as Exhibit 24 hereto.

EXHIBIT INDEX

Exhibit Number

24	Powers of Attorney authorizing certain persons to sign this post-effective amendment to each of the registration statements on behalf of certain directors and officers of Conexant